Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “BRIDGECREST AUTO FUNDING LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 2023, AT 3:04 O’CLOCK P.M.

7402893 8100	Authentication: 203130312
SR# 20231411850	Date: 04-12-23
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 03:04 PM 04/12/2023 FILED 03:04 PM 04/12/2023 SR 20231411850 - File Number 7402893

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Bridgecrest Auto Funding LLC
.

2. The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

.

By:
Authorized Person

Name:	Daniel Gaudreau
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